                                                                Exhibit 10.2

Vertical Networks, Inc.                                            8/24/2004

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                           SOFTWARE PURCHASE AGREEMENT

          THIS Software Purchase Agreement (the "Agreement") dated as of August 20, 2004 ("Effective Date") is by and between Vertical Networks, Inc., a corporation organized and existing under the laws of the State of California and having its principal office at 1148 East Arques Avenue, Sunnyvale, CA 94086 (hereinafter referred to as "Licensor"), and CVS Pharmacy, Inc., a corporation organized and existing under the laws of the State of Rhode Island and having its principal place of business at One CVS Drive, Woonsocket, RI 02895 (hereinafter referred to as "CVS").

                                   WITNESSETH:

          WHEREAS, Licensor currently has the right and desires to license INSTANTOFFICE VOICE SERVER SOFTWARE ("IOVS Software"), as defined below, to CVS, such software to be embedded in, installed on, or used in conjunction with equipment manufactured and/or sold by Licensor and purchased by CVS either directly or from or through AT&T Solutions, Inc.; and

          WHEREAS, Licensor also desires to sell CVS rights to all enhancements, modifications, upgrades and new releases ("Upgrades") to IOVS Software; and

          WHEREAS, CVS desires to purchase licenses to IOVS Software and rights to Upgrades from Licensor;

          NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties wish to agree as follows:

  I.   SCOPE OF THE AGREEMENT.

          a. SOFTWARE LICENSE. CVS will purchase licenses to Licensor's IOVS Software. A standard list of components and a general description of IOVS Software is attached hereto as Exhibit C.

          b. RIGHTS TO UPGRADES. CVS will have the right to purchase upgrades to the IOVS Software listed in Exhibit A to the Agreement (hereinafter, "Upgrades").

  II.  TERMS OF IOVS SOFTWARE PURCHASE.

          a. COMMITMENT FOR PURCHASE. CVS commits to purchase a License for a Pilot implementation and a Site License for the network rollout of the IOVS Software from the Licensor, per the pricing set forth in Exhibit B and per the payment terms set forth in Section IV
               (d). The payment terms set out in Section IV (d) assume the successful completion of a pilot implementation of CVS's Rapid Prescription Refill Application project on or before December 31, 2004. In the event, however, that the pilot implementation is not completed by this date, the quarterly payments for the Site License that are scheduled to commence in January 2005, will be deferred until such time as the pilot implementation has been successfully completed. At that time, all such deferred payments will become immediately due and payable. "Rapid Prescription Refill Application Project" means the implementation of the automated prescription refill application utilizing the InstantOffice Voice Services platform and a custom application developed by CVS utilizing VxML technology.

          b. LICENSE. CVS's rights to, and use of, IOVS Software are governed solely by the terms of this Agreement, including the Software License Agreement for IOVS

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Vertical Networks, Inc.                                                8/24/2004

               Software attached hereto as Exhibit D and any updates thereto agreed to in writing by the parties.

          c. DELIVERY; NUMBER OF LICENSES. Licensor shall deliver one copy of the IOVS Software to CVS and hereby authorizes CVS to use such copy subject to the terms of the Pilot implementation and Site License indicated in Section II (a) of the Agreement and to the number and type of licenses purchased hereunder, as specified in Exhibit B to this Agreement.

          d. WARRANTY OF SOFTWARE FUNCTION. For a period of ninety (90) days after the initial implementation at CVS of the "released version" of IOVS Software, Licensor warrants that the IOVS Software provided hereunder will function according to Licensor's specifications for such product (as set out in Exhibit C hereto), including the ability to support a number of InstantOffice systems that is equal to the number of CVS stores where such IOVS Software has been deployed, subject to the limits of this site license as set out in Section IV (b). If the IOVS Software fails to perform as warranted and Licensor is unable to resolve the problem within a forty five (45) day period, starting from the initial date of notice to Vertical's Level 3 technical assistance center, and such failure is confirmed pursuant to the arbitration provisions of Section VII of the Agreement, CVS's sole recourse will be for Licensor to refund the Purchase Price payments made to date, as identified in Section IV below associated with the initial purchase of the IOVS Software. Notwithstanding the foregoing, Licensor shall use reasonable commercial efforts to assist CVS in the successful implementation and deployment of CVS's Rapid Refill Application.

          e. Warranty of Software Upgrades. For a period of ninety (90) days after the implementation at CVS of an "upgrade" of IOVS Software, Licensor warrants that the IOVS Software upgrade provided hereunder will function according to Licensor's specifications for such product (as set out in Exhibit C hereto), including the ability to support a number of InstantOffice systems that is equal to the number of CVS stores where such IOVS Software has been deployed, subject to the limits of this site license as set out in Section IV (b). If the IOVS Software upgrade fails to perform as warranted and Licensor is unable to resolve the problem within a forty five (45) day period, starting from the initial date of notice to Vertical's Level 3 technical assistance center, and such failure is confirmed pursuant to the arbitration provisions of Section VII of the Agreement, CVS's sole recourse will be for Licensor to refund the Software Subscription Services payments made to date, as identified in Section IV below associated with the OPTION TO PURCHASE RIGHTS TO IOVS SOFTWARE.

          f. PROBLEM DIAGNOSIS AND REPAIR. Licensor agrees to assist CVS's Store Technical Services organization in diagnosing and repairing any defects in the IOVS Software that disrupts CVS's ability to perform its normal store business function and/or impacts CVS's employees ability to perform their work.

  III. TERMS OF RIGHTS TO UPGRADE PURCHASE

          a. TERMS. Upgrades to the IOVS Software provided by Licensor to CVS pursuant to this Amendment are for use as provided herein and otherwise in accordance with the terms of the Agreement.

          b. LICENSE. CVS's rights to, and use of, the Upgrades are governed by the Software License Agreement for IOVS Software attached hereto as Exhibit D and any updates thereto, rather than by the General Description attached as Exhibit C to the Agreement.

  IV.  FEES AND CHARGES

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Vertical Networks, Inc.                                                8/24/2004

          a. PURCHASE PRICE FOR IOVS SOFTWARE. For the purchase of a License for a Pilot implementation and a Site License for the network rollout on or before August 31, 2004 (as evidenced by a single irrevocable purchase order or similar commitment, in form and substance acceptable to Licensor), CVS shall pay Licensor the price for IOVS Software set forth in Exhibit B.

          b. SITE LICENSE. The Site License for the network rollout shall give CVS the right to install IOVS Software in the lesser of (a) 6,500 sites and (b) the total number of sites owned by CVS on the sixth
               (6th) anniversary of the Effective Date.

          c. OPTION TO PURCHASE RIGHTS TO IOVS SOFTWARE UPGRADES. The right to receive Upgrades for the first year from the Effective Date is included in the initial purchase price of the Site License for IOVS Software. Following the first year, in the event that CVS wishes to exercise their option to purchase the rights to further future Upgrades, CVS shall pay Licensor an annual fee that shall be set at $[**] for the second year, regardless of the number of sites installed, and at $[**] for the third year.
               Thereafter, the annual software subscription service (SWS) fee shall not be increased by Licensor at more than [**] percent ([**]%) per year, subject to the same restrictions on the number of sites as set out in Site License above. Such fee shall give CVS the right to receive Upgrades to the IOVS Software listed in Exhibit A for all CVS sites where such IOVS Software is installed, up to the limits of this site license, as set out in
               Section IV (b). Licensor must receive irrevocable purchase orders from CVS in respect of the purchase of Upgrades on or before the date that the prior right to Upgrades expires. Payment will be subject to the terms of Section IV (d) below.

          d. PAYMENT TERMS. Payment of all fees and other charges due hereunder is due forty-five (45) days from their respective invoice date. Based on the prices set out in Appendix B, an initial invoice for $[**] shall be issued on the Effective
               Date and invoices for the balance of the IOVS Software purchase price shall be issued in equal amounts over the six (6) quarters commencing on January 1, 2005, subject to the terms set forth in
               Section II (a).

  V.   LACK OF IMPLIED WARRANTY; LIMITATION OF LIABILITY

          a. DISCLAIMER. LICENSOR SHALL USE REASONABLE COMMERCIAL EFFORTS TO PERFORM ALL SERVICES IN ACCORDANCE WITH GENERALLY ACCEPTED STANDARDS IN THE INDUSTRY. EXCEPT FOR THE WARRANTY IN THE PRECEDING SENTENCE AS WELL AS THE WARRANTY OF SOFTWARE FUNCTION AS DETAILED IN SECTION II (d), LICENSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PRODUCTS OR SERVICES PROVIDED HEREUNDER. LICENSOR DISCLAIMS ALL OTHER WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

          b. LIMITATION OF LIABILITY. LICENSOR'S LIABILITY ARISING OUT OF THIS AGREEMENT, SALE OF THE IOVS SOFTWARE, UPGRADES OR PROVISION OF SERVICES RELATED THERETOR SHALL BE LIMITED TO THE AMOUNT PAID BY CVS HEREUNDER. EXCEPT FOR BODILY INJURY OF A PERSON, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, WHETHER OR NOT LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

                                        3
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Vertical Networks, Inc.                                                8/24/2004

  VI.  GENERAL

          a. ASSIGNMENT. Neither party shall assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

          b. WAIVER. No waiver of any of the provisions of this Agreement or the failure to exercise any right herein shall be deemed nor shall constitute a waiver of any other provision, whether or not similar, nor shall a waiver be deemed a continuing waiver.

          c. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto as well as their respective successors, assigns and legal representatives, and likewise shall be binding upon the heirs, successors and assigns thereof. If any of the provisions of this Agreement are held to be invalid under any applicable statute or rule of law, they are, to that extent, deemed omitted, and the validity of the remaining provisions shall not be affected thereby. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall, nevertheless remain in full force and effect in all other circumstances.

          d. FORCE MAJEURE. Except for the obligation to make payments, neither party is responsible for failure to fulfill its obligations under this Agreement due to causes beyond its control, such as natural disaster, decrees of governmental bodies or communications failure, provided that the party invoking this provision gives notice to the other party and does everything possible to resume performance. If the period of non-performance exceeds thirty (30) days, the party whose ability to perform has not been so affected may terminate this Agreement by giving written notice. Delays during any delivery or warranty period shall automatically extend such period for a period equal to the force majeure duration.

          e. RIGHT TO AUDIT. CVS, in its sole discretion, shall have the right, but not the obligation, to audit any and all business and operations practices and procedures of Licensor as they pertain to this Agreement, including, but not limited to, billing practices and procedures. CVS will also have the right to verify / audit that all service levels agreed to in this Agreement are being met via use of an outside audit company. CVS or its designated agent shall perform any such audits at mutually agreed to times during regular business hours. CVS shall provide prior reasonable notice of an audit to Licensor. Following such audit, CVS may provide a written report of its findings to Licensor, including a timetable for correction of any issues or problems discovered by the auditors. In the event Licensor fails to correct such issues or problems in a timely manner satisfactory to CVS, this Agreement may be terminated by CVS for cause in accordance with the termination provisions of the Agreement.

          f. DISASTER RECOVERY/BUSINESS RESUMPTION. Licensor warrants that it will, within twelve (12) months of the date of this Agreement prepare a business resumption plan (the "plan") which thereafter will be updated and validated periodically, with a minimum twice per year. The following information must be supplied to CVS upon request: copy of the plan, including all updates; most recent call list; and any outside contracts required under the plan.

          g. GOVERNING LAW. This Agreement is governed by the laws of the State of California and the United States and will be governed by and construed in accordance with the laws of the State of California.

          h. ARBITRATION. Should any dispute occur between the Parties arising out of or related to this Agreement, the dispute will first be submitted to the level of management within each company with the authority to resolve the issue. If the dispute is not resolved by the respective management involvement, any controversy or claim between the

                                        4
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Vertical Networks, Inc.                                                8/24/2004

               Parties will be resolved by arbitration pursuant to this Section
               13.10 and the then-current Commercial Arbitration Rules (the "Rules") of the American Arbitration Association ("AAA") and the supervision of the AAA. The duty to arbitrate will extend to any employee, officer, shareholder, agent, or affiliate of a Party hereto making or defending a claim that would be subject to arbitration if brought by a Party hereto. If any part of this Section H is held to be unenforceable, it will be severed and will not affect either the duty to arbitrate hereunder or any other part of this Section H.

               The arbitration will be held in the United States headquarters' city of the Party not initiating the claim before a sole arbitrator knowledgeable in business information and electronic data processing. The arbitrator's award will be final and binding and may be entered in any court having jurisdiction thereof. The arbitrator will not have the power to award punitive or exemplary damages, or any damages excluded by, or in excess of, any damage limitations expressed in this Agreement. Issues of arbitrability will be determined in accordance solely with the federal substantive and procedural laws relating to arbitration; in all other respects, the arbitrator will be obligated to apply and follow the substantive law of the state or nation specified in this Agreement. Each Party will bear its own attorneys' fees associated with the arbitration and other costs and expenses of the arbitration will be borne as provided by the Rules.

          i. NOTICES. All notices, requests, demands or other communications and deliveries required or authorized by this Agreement shall be in writing and shall be given by sending the same by certified mail return receipt requested, personal delivery, overnight courier service, telegram, facsimile, or the equivalent thereof.

                    1.   If to Licensor addressed to:

                         VERTICAL NETWORKS, INC.
                         1148 EAST ARQUES AVENUE
                         SUNNYVALE, CA 94086
                         ATTN: CONTROLLER

                    2.   If to CVS addressed to:

                         CVS PHARMACY, INC.
                         ONE CVS DRIVE
                         WOONSOCKET, RI 02895
                         ATTN: GENERAL COUNSEL

                         or to such other addresses as either party may designate by notice to the other party.

          j.   CONFIDENTIAL INFORMATION

                    PROPRIETARY INFORMATION. Proprietary Information shall mean confidential or other proprietary information that is disclosed by either Licensor or CVS (each, a "Party") under this Agreement including, without limitation, patent rights, copyrights, mask work rights, trade secret rights, sui generis database rights, hardware and software designs, software source code, specifications and documentation, customer names and contact information, business and product plans and all other confidential business information.

                    CONFIDENTIALITY. Proprietary Information must be clearly marked as confidential at the time of disclosure or, if disclosed in intangible form, identified as confidential

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Vertical Networks, Inc.                                                8/24/2004

                    at the time of disclosure and summarized in tangible form clearly marked as confidential and delivered to the recipient within thirty (30) calendar days thereafter. Notwithstanding the foregoing, any information disclosed by either Party that is not so marked (if tangible) or summarized (if intangible) shall be treated as Proprietary Information if a reasonable person would believe that the information is of a nature that is intended to be kept confidential. Each Party will hold the disclosing Party's Proprietary Information in confidence and take all reasonable precautions to protect the confidentiality of any Proprietary Information received hereunder and will exercise at least the same degree of care in safeguarding the Proprietary Information as it would with its own confidential information. Without granting any right or license, the Parties agree that the receiving Party will have no obligation with respect to any information which:
                    (a) is or becomes public knowledge through no wrongful act of the receiving Party; (b) was rightfully in the receiving Party's possession prior to disclosure by the disclosing Party; (c) is rightfully obtained by the receiving Party from any third party without similar restriction and without breach of any obligation owed to the disclosing Party; (d) is disclosed pursuant to a lawful requirement of a governmental agency provided that the receiving Party gives the disclosing Party sufficient prior notice to contest such order and cooperates with any efforts by the disclosing party to limit such disclosure; (e) was independently developed by the receiving Party by persons without access to such information and without use of such information or
                    (f) is approved for release by written authorization of the disclosing Party. The receiving Party must promptly notify the disclosing Party of any information that it believes falls into any circumstance listed in the preceding sentence and will bear the burden of proving the existence of such circumstance. The receiving Party will not use the disclosing Party's Proprietary Information except as contemplated under this Agreement. CVS may only provide Proprietary Information of Licensor to Affiliates and to third party contractors of CVS who have executed a written obligation of confidentiality conforming to those of this Section J. Except as required by law or by the order of a court of competent jurisdiction, or as provided herein, neither Party will publicize or otherwise advertise the existence of this Agreement or its terms without the prior written consent of the other Party. The Parties acknowledge and agree that due to the unique nature of the disclosing Party's Proprietary Information, there may be no adequate remedy at law for any breach of obligations under this Section J, that such breach may cause irreparable harm to the disclosing Party and therefore, that upon any such breach or upon threat thereof, the disclosing Party shall be entitled to seek appropriate equitable relief in addition to whatever remedies it might have at law.

                    NON-PUBLICITY. Each Party agrees that neither it nor any of its employees, agents or sub-contractors shall use the other party's name or any photo or visual or audio facsimiles of the other party's facilities or employees for any purpose. Licensor agrees that it shall not, and its employees, agents and subcontractors shall not reveal the nature of the goods or services provided pursuant hereto or any details regarding the services provided pursuant hereto to any third party for any purpose, unless prior written consent of CVS has been obtained. Licensor shall not use, disseminate, disclose or publish any work product or any other materials related to such services in whole or part without prior written consent of CVS save to disclosures to Licensor's lawyers, accountants, bankers and other similar advisors who are under an obligation of confidentiality. Notwithstanding any consent given by CVS under this Section J, Licensor will cease using the CVS name in any materials immediately upon the reasonable request of CVS.

          k.   INDEMNIFICATION

                                        6
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Vertical Networks, Inc.                                                8/24/2004

                    INDEMNIFICATION. Licensor will defend, at its expense, with attorneys reasonably acceptable to CVS, any claim, action, suit, or proceeding brought against CVS to the extent that it is based on (i) a claim that the IOVS Software and/or Upgrades infringe any United States patent or copyright, or
                    (ii) Licensor's breach of any warranty under this Agreement, or (iii) Licensor's gross negligence or willful misconduct, or (iv) Licensor's failure to comply with or abide by any applicable law (other than by reason of an act or omission of CVS), and Licensor will indemnify CVS from any costs, damages, expenses and reasonable attorney's fees finally awarded or payable under any settlement agreement against CVS which are attributable to such claim, provided CVS notifies Licensor promptly, in writing, of any claim, permits Licensor in its sole discretion to defend, compromise or settle the claim and provides all available information and assistance regarding such claim. This indemnity does not extend to: (a) any infringement that is a direct result of Licensor's adhering to a specific design provided by CVS and not originating with Licensor; (b) the combination, operation or use of any IOVS Software and/or Upgrades with equipment, devices or software not supplied or specified by Licensor; (c) the alteration or modification of any IOVS Software and/or Upgrades that was not made by Licensor, provided that use of the unaltered product would have avoided the claim; or (d) where CVS continues allegedly infringing activity after notification thereof or after being informed of modifications that would have avoided the alleged infringement. Licensor's duty to defend CVS under this Section shall apply to any complaint or claim that makes allegations that, if proved, place the alleged breach of duty, whether tortious or contractual, within the purviews of the duties, responsibilities and obligations undertaken by Licensor pursuant to this Agreement. The provisions of this Section shall survive the expiration or termination of this Agreement.

                    REMEDIES. Should any IOVS Software and/or Upgrades become, or in Licensor's opinion be likely to become, the subject of a claim for infringement of a United States patent or copyright, Licensor may (a) procure for CVS the right to continue to use the IOVS Software and/or Upgrades, (b) replace or modify the IOVS Software and/or Upgrades to make such IOVS Software and/or Upgrades non-infringing, provided that the replacement or modified IOVS Software and/or Upgrades provides substantially similar function and performance; or (c) if neither (a) or (b) are practical, terminate the right to use such IOVS Software and/or Upgrades, remove the IOVS Software and/or Upgrades and grant CVS credit thereon as depreciated on a straight-line five
                    (5) year basis.

                    ENTIRE LIABILITY. This Section K states the entire liability of Licensor with respect to infringement of any intellectual property rights by the IOVS Software and/or Upgrades and Licensor shall have no additional liability with respect to any alleged or proven infringement.

                    NOTIFICATION OF UNAUTHORIZED USE. CVS shall promptly notify Licensor in writing of any known unauthorized use or infringement of the IOVS Software and/or Upgrades, documentation relating thereto, Proprietary Information, or Licensor's Intellectual Property Rights. Licensor shall have the sole and exclusive right to bring an infringement action or proceeding against any third party, and, in the event that Licensor brings such an action or proceeding, CVS shall cooperate and provide full information and assistance to Licensor and its counsel in connection therewith at Licensor's expense.

          l. INSURANCE. During the term of this Agreement, Licensor shall, at its expense, carry and maintain: (a) Workers Compensation and Employers Liability Insurance meeting minimum statutory requirements, (b) Commercial General Liability insurance policy(s)

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Vertical Networks, Inc.                                                8/24/2004

               with a combined single limit of not less than $2,000,000 per occurrence, (c) Automobile Liability Insurance with a combined single limit of not less than $1,000,000 per occurrence. The policy shall be underwritten by an insurance company that carries an A- or better rating from A.M. Best. If requested, Licensor shall furnish CVS with a certificate of insurance evidencing coverage, and a certificate of insurance as evidence of renewal at least thirty (30) days prior to expiration of each policy. The amount of insurance coverage required under this Article shall not limit Licensor's obligations under this Agreement. To the extent that aggregate fees paid to Licensor by CVS under this Agreement and any related agreements exceed $1,000,000 in any calendar year, Licensor will ensure that each of Licensor's policies shall provide that CVS Corporation and its subsidiaries and affiliates shall be named as an additional insured.

          m. ENTIRE AGREEMENT, AMENDMENT. This Agreement including all exhibits constitutes complete and exclusive statement of the Agreement between Licensor and CVS and supersedes all oral or written proposals, prior agreements and other prior communications between the parties, concerning the subject matter of this Agreement. In the event of a conflict between this Agreement and an exhibit, this Agreement shall control. No amendment, waiver or modification of this Agreement shall be binding unless it is in writing and signed by authorized officers of both parties.


IN WITNESS WHEREOF, the parties have executed this Agreement on the above date.


        VERTICAL NETWORKS, INC.                       CVS PHARMACY, INC.


By:      /s/ Douglas Sinclair      By:       /s/ Charles H. Dean III
        -----------------------             ------------------------------------

Name:    Douglas Sinclair          Name:     Charles H. Dean III
        -----------------------             ------------------------------------

Title:   President                 Title:    VP Bus Relationship & Tech Officer
        -----------------------             ------------------------------------

Date:    Sept. 1, 2004             Date:     August 30, 2004
        -----------------------             ------------------------------------

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Vertical Networks, Inc.                                                8/24/2004

                                    EXHIBIT A
                                RIGHTS TO UPGRADE

SOFTWARE ELIGIBLE FOR UPGRADES

     1.   InstantOffice Voice Server

               a.   Including all applicable [**] technology components

                                        9
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Vertical Networks, Inc.                                                8/24/2004

                                    EXHIBIT B

                            PRICING OF IOVS SOFTWARE

1. BASE IOVS S/W EXCLUDING ALL TEXT-TO-SPEECH (SPEECHIFY) S/W COMPONENTS

       a. License for Pilot Implementation.........................$      [**]

       b. Site License.............................................$      [**]

               i.   Includes SWS (S/W Upgrades for Year One)

       c. OPTIONAL SWS (S/W Upgrades)

               i.   Year Two.......................................$      [**]

               ii.  Year Three.....................................$      [**]

       d. Total Cost

               i.   Total for IOVS Software (Incl. Year 1 SWS)..................$      [**]

               ii.  Total for IOVS Software AND optional Years 2&3 SWS..........$      [**]

2. BASE IOVS S/W INCLUDING ALL TEXT-TO-SPEECH (SPEECHIFY) S/W COMPONENTS

       a. License for Pilot Implementation.........................$      [**]

       b. Site License.............................................$      [**]

               i.   Includes SWS (S/W Upgrades for Year One)

       c. OPTIONAL SWS (S/W Upgrades)

               i.   Year Two.......................................$      [**]

               ii.  Year Three.....................................$      [**]

       d. Total Cost

               i.   Total for IOVS Software (Incl. Year 1 SWS)..................$      [**]

               ii.  Total for IOVS Software AND optional Years 2&3 SWS..........$      [**]

3. SITE LICENSE OPTION FOR STANDALONE PURCHASE OF TEXT-TO-SPEECH (SPEECHIFY) S/W COMPONENTS, AVAILABLE FOR UP TO ONE YEAR AFTER EXECUTION OF THIS AGREEMENT

       a. License for TTS Components...............................$      [**]

               i. Includes upgrades for TTS components for first year following purchase date

       b. OPTIONAL SWS (S/W Upgrades for TTS components)

               i.   Year Two.......................................$      [**]

               ii.  Year Three.....................................$      [**]

               iii. Thereafter, the annual software subscription
                    service (SWS) fee for TTS components shall not be increased by Licensor at more than [**]% per year

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Vertical Networks, Inc.                                                8/24/2004

                                    EXHIBIT C

       GENERAL DESCRIPTION OF INSTANTOFFICE VOICE SERVER ("IOVS") SOFTWARE

INSTANTOFFICE VOICE SERVER
The purpose of this exhibit is to provide a list of features for the InstantOffice Voice Server (IOVS). IOVS is an IVR solution that is based on the VoiceXML standard.

IOVS is designed for creating audio dialogs that feature synthesized speech, digitized audio, recognition of spoken and DTMF key input, recording of spoken input, telephony, and mixed initiative conversations. Its major goal is to bring the advantages of web-based development and content delivery to interactive voice response applications.

The voice browser component within VXML is used to interpret and process the IVR application's VXML pages. IOVS leverages [**]. This [**] will be integrated with the TAPI/ Wav ports that reside on the InstantOffice platform.

IOVS implementation is fully compliant with the VoiceXML 2.0 specification. Reference http://www.w3.org/TR/voicexml20/

Following is a list of functionality of IOVS Release 1.0:

[**]

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Vertical Networks, Inc.                                                8/24/2004

                                    EXHIBIT D

                             VERTICAL NETWORKS, INC.
       SOFTWARE LICENSE AGREEMENT FOR INSTANTOFFICE VOICE SERVER SOFTWARE

NOTICE: Please carefully read this Software License Agreement before copying or using the accompanying software or installing the software (collectively "Software"). BY COPYING OR USING THE SOFTWARE, YOU ACCEPT ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT. THE TERMS EXPRESSED IN THIS AGREEMENT ARE THE ONLY TERMS UNDER WHICH VERTICAL NETWORKS WILL PERMIT YOU TO USE THE SOFTWARE. If you do not accept these terms and conditions, return the product, unused and in the original shipping container, within 30 days of purchase to obtain a credit for the full purchase price. Written approval is NOT a prerequisite to the validity or enforceability of this Agreement and no solicitation of any such written approval by or on behalf of Vertical Networks shall be construed as an inference to the contrary.

          LICENSE GRANT. Vertical Networks, Inc. ("Licensor") grants you a personal, nonsublicensable, nonexclusive, nontransferable license: a) to use the Software either on specifically numbered licensed computer(s) or, if applicable, on a specifically licensed number of devices identified by host ID, for which it was originally acquired;
          b) to copy the Software solely for backup purposes in support of authorized use of the Software; and c) to use and copy the documentation related to the Software solely in support of your authorized use of the Software. In the event that an outsourcing partnership is utilized, Licensee may allow third party that provides outsourcing services to Licensee to access and use the Licensed Products and Documentation as part of such outsourcing services to Licensee. No license is granted to other Licensor software or hardware products. You have no right to receive any source code or design documentation relating to the Software.

          RESTRICTIONS ON USE; RESERVATION OF RIGHTS. The Software and related documentation are protected under copyright laws. Licensor and its licensors retain all title and ownership in both the Software and related documentation, including any revisions made by Licensor. The copyright notice must be reproduced and included with any copy of any portion of the Software or related documentation. You may not modify, translate, decompile, disassemble, use for any competitive analysis, or reverse engineer the Software or related documentation or any copy, in whole or in part. Except as expressly provided in this Agreement, you may not copy or transfer the Software or related documentation, in whole or in part. The Software and related documentation embody Licensor's confidential and proprietary intellectual property. You shall not disclose to any third party the Software, or any information about the operation, design, performance or implementation of the Software and related documentation. Software and related documentation may be delivered to you subject to export authorization required by governments of the United States and other countries. You agree that you will not export or reexport any Software or related documentation without the proper export licenses required by the governments of
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          LIMITED WARRANTY. Licensor warrants that any media on which the
          Software is recorded will be free from defects in materials and workmanship under normal use for a period of 90 days from the date the program is shipped to reseller or user. If a defect in any such media should occur during this 90-day period, the media may be returned to Licensor and Licensor will replace the media without charge. Licensor shall have no responsibility to replace media if the failure of the media results from accident, abuse or misapplication of the media.

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Vertical Networks, Inc.                                                8/24/2004

          EXCEPT AS PROVIDED ABOVE AND AS PROVIDED EXPRESSLY IN AN ASSOCIATED SOFTWARE PURCHASE AGREEMENT, THE SOFTWARE IS PROVIDED "AS IS" AND LICENSOR AND ITS LICENSORS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SOFTWARE AND DOCUMENTATION. LICENSOR AND ITS LICENSORS DISCLAIM ALL OTHER WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. FURTHER, LICENSOR DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE SOFTWARE OR RELATED WRITTEN DOCUMENTATION IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE.

          LIMITATION OF LIABILITY. IN NO EVENT SHALL LICENSOR BE LIABLE TO LICENSEE OR ANY THIRD PARTY FOR (A) ANY MATTER BEYOND ITS REASONABLE CONTROL OR (B) ANY CONSEQUENTIAL, SPECIAL, INDIRECT OR INCIDENTAL DAMAGES ARISING OUT OF THIS LICENSE OR USE OF THE SOFTWARE, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LICENSOR WILL NOT BE LIABLE FOR THE LOSS OF, OR DAMAGE TO, YOUR RECORDS OR DATA, THE RECORDS OR DATA OF ANY THIRD PARTY, OR ANY DAMAGES CLAIMED BY YOU BASED ON A THIRD PARTY CLAIM. IN NO EVENT SHALL THE LIABILITY OF LICENSOR RELATING TO THE SOFTWARE OR THIS AGREEMENT EXCEED THE PRICE PAID TO LICENSOR FOR THE LICENSE. ALTHOUGH IBM XML PARSER FOR JAVA EDITION IS INCORPORATED IN THE SOFTWARE, INTERNATIONAL BUSINESS MACHINES, INC. ("IBM") ASSUMES NO LIABILITY FOR ANY CLAIM THAT MAY ARISE REGARDING THE SOFTWARE OR ANY MODIFICATION TO THE SOFTWARE. IBM DISCLAIMS ALL WARRANTIES, BOTH EXPRESS AND IMPLIED, REGARDING THE SOFTWARE AND ANY MODIFICATION TO THE SOFTWARE.

          GOVERNMENT LICENSEES. This provision applies to all Software and related documentation acquired directly or indirectly by or on behalf of the United States Government. The Software and related documentation are commercial products, licensed on the open market at market prices, and were developed entirely at private expense and without the use of any U.S. Government funds. The License to the U.S. Government is granted only with restricted rights and use, and duplication or disclosure by the U.S. Government is subject to the restrictions set forth in subparagraph (c)(1) of the Commercial Computer Software Restricted Rights clause of FAR 52.227-19 or subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause of DFARS 252.227-7013 or their successors, whichever is applicable.

          TERM AND TERMINATION. The License is effective until terminated; however, all of the restrictions with respect to Licensor's copyright in the Software and related documentation will cease being effective at the date of expiration of the Licensor copyright; those restrictions relating to use and disclosure of Licensor's confidential information shall continue in effect. You may terminate the License at any time. The License will automatically terminate if you fail to comply with any of the terms and conditions of the Agreement. Upon termination for any reason, you will immediately destroy or return to Licensor the Software, related documentation and all copies of each.

          GENERAL. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the provisions of this

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Vertical Networks, Inc.                                                8/24/2004

          Agreement shall remain in full force and effect. This Agreement will be governed by the laws of the State of California without respect to any conflict of laws principles. Neither the License nor this Agreement is assignable or transferable by you without Licensor's prior written consent, and any attempt to do so shall be void. Any notice, report, approval or consent required or permitted hereunder shall be in writing. No failure to exercise, and no delay in exercising, on the part of either party hereto, any privilege, any power or any rights hereunder will operate as a waiver thereof, nor will any single or partial exercise of any power hereunder preclude further exercise of any other right hereunder. The parties hereto agree that a material breach of this Agreement could cause irreparable injury to Licensor for which monetary damages may not be an adequate remedy and that Licensor shall be entitled to seek equitable relief in addition to any remedies it may have hereunder or at law.

          Should you have any questions concerning this Agreement, contact Vertical Networks, Inc., 1148 East Arques Avenue, Sunnyvale, California, 94086.

I ACKNOWLEDGE THAT I HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS. I FURTHER AGREE THAT THIS AGREEMENT IS THE ENTIRE AND EXCLUSIVE AGREEMENT BETWEEN ME AND LICENSOR, WHICH SUPERSEDES ALL PRIOR ORAL AND WRITTEN AGREEMENTS AND COMMUNICATIONS BETWEEN THE PARTIES PERTAINING TO THE SUBJECT MATTER OF THIS AGREEMENT. NO DIFFERENT OR ADDITIONAL TERMS WILL BE ENFORCEABLE AGAINST LICENSOR UNLESS LICENSOR GIVES ITS EXPRESS WRITTEN CONSENT, INCLUDING AN EXPRESS WAIVER OF THE TERMS OF THIS AGREEMENT

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